UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                          SCHEDULE 14C
                         (RULE 14c-101)

                    SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
                       Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

     Check the appropriate box:

     [X] Preliminary information statement
     [ ] Confidential, for use of the Commission only
          (as permitted by Rule 14c-5(d)(2))
     [ ]  Definitive information statement

                         Eaton Laboratories, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on the table below per Exchange Act
          Rules 14c-5(g) and 0-11.
          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:  N/A

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:  N/A
         (2)  Form, schedule or registration statement no.:  N/A
         (3)  Filing party:  N/A
         (4)  Date filed:  N/A

                        Eaton Laboratories, Inc.
                   1845 Sandstone Manor Unit  #11
                         Pickering, ON  L1W3X9

                                                       May ___, 2007

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on [date] (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Eaton Laboratories, a Nevada corporation ("Eaton" or the "Company"), that five holders of approximately 92% of our capital stock as of the Record Date have given written consent as of May 1, 2007, to approve the following:

1. To increase the authorized capital of the Corporation from Eighty Million (80,000,000) to One Hundred Eighty Million (180,000,000) shares of common stock;
2. To reflect a forward Stock Split on the ratio of two new shares for one old share; and
3. To reflect that the Corporation's name be, and hereby is, changed to Hydrogen Hybrid Technologies, Inc.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares, the forward stock split and the corporate name change as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about [date] ____, 2007.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Ira Lyons
-----------------------
    Ira Lyons
    President and Director
    May ___, 2007

                     WE ARE NOT ASKING YOU FOR A PROXY
                AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         Eaton Laboratories, Inc.
                      1845 Sandstone Manor Unit  #11
                          Pickering, ON  L1W3X9

                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

This Information Statement is being provided to the Shareholders of Eaton Laboratories, Inc. ("Eaton " or the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1. To increase the authorized capital of the Corporation from Eighty Million (80,000,000) to One Hundred Eighty Million (180,000,000) shares of common stock;
2. To reflect a forward Stock Split on the ratio of two new shares for one old share; and
3. To reflect that the Corporation's name be, and hereby is, changed to Hydrogen Hybrid Technologies, Inc.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                          Eaton Laboratories, Inc.
                      1845 Sandstone Manor Unit  #11
                          Pickering, ON  L1W3X9

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the amendments to our Articles of Incorporation (the "Amendment") must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock. The Company's Articles of Incorporation do not authorize cumulative voting.

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 80,000,000 authorized shares of common stock, of which 60,373,750 were issued and outstanding. The consenting stockholders, who consist of five current stockholders of the Company, are collectively the record and beneficial owners of 55,500,000 shares, which represents approximately 92% of the issued and outstanding shares of the Company's outstanding common stock. The consenting stockholders voted in favor of the actions described by written consent, dated May 1, 2007. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares and change the name of the Company, in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of May 1, 2007, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

                                                       Amount
Title     Name and Address                             of shares    Percent
of        of Beneficial                                held by       of
Class     Owner of Shares                Position      Owner       Class(1)
-----------------------------------------------------------------------------
Common     Ira Lyons(2)                  President       2,000,000       3.3%
Common     Tom Rand(3)                   Treas/Sec.              0       0.0%
Common     Frank Carino(4)               Shareholder    41,000,000      67.9%
Common     T. J. Jesky (5)               Shareholder     5,500,000       9.1%
Common     Mark DeStefano (6)            Shareholder     5,000,000       8.3%
Common     CHEC(7)                       Shareholder     2,000,000       3.3%
Common     HHT ESOP(8)                   Shareholder     4,500,000       7.5%
-----------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (2 persons)                                  2,000,000       3.3%

(1) The percentages listed in the percent of class column are based upon 60,373,750 issued and outstanding shares of Common Stock.
(2)  Ira Lyons, 182 Wellington St. W, Bowmanville, Ontario  L1C 1W3
(3)  Tom Rand, 182 Wellington St. W, Bowmanville, Ontario  L1C 1W3
(4)  Frank Carino, 182 Wellington St. W, Bowmanville, Ontario  L1C 1W3
(5)  T. J. Jesky, 500 N. Rainbow, Suite 300, Las Vegas, NV 89107.
(6)  Mark DeStefano, Founder, 500 N. Rainbow, Suite 300, Las Vegas, NV 89107.
(7)  Canadian Hydrogen Energy Company Ltd., 182 Wellington St. W,
     Bowmanville, Ontario  L1C 1W3
(8)  HHT ESOP, 182 Wellington St. W, Bowmanville, Ontario  L1C 1W3


-----------------------------------------------------------------------------
                  EXPLANATION OF ACTIONS TO BE TAKEN


                               ITEM 1

              AMENDMENT OF THE ARTICLES OF INCORPORATION
              TO INCREASE THE NUMBER OF AUTHORIZED SHARES

As of the Record Date, we were authorized, pursuant to our Articles of Incorporation, as amended to date, to issue up to 80,000,000 shares of our common stock and 20,000,000 shares of our preferred stock. We propose to increase our authorized shares from Eighty Million (80,000,000) to One Hundred Eighty Million (180,000,000) shares of common stock and maintain 20,000,000 preferred shares.

As of May 1, 2007 there 60,373,750 shares of the Company's Common Stock issued and outstanding. Additionally, as of the Record Date, the Board and majority of shareholders have approved a two for one forward stock split. The Company does not have enough authorized shares to accommodate a forward stock split.

The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to increase the number of authorized shares. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the increase in the number of authorized shares Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

In light of the Company's current authorized capital, management believes that the proposed amendment to increase the Company's authorized common shares from Eighty Million (80,000,000) to One Hundred Eighty Million (180,000,000) shares of common stock would benefit the Company by:

1. allowing the Board of Directors to approve and execute a two for one forward stock split;

2. allowing the Board of Directors to issue additional equity securities to raise additional capital;

3. allowing the Board of Directors to pursue strategic investment and technology partners;

4. allowing the Board of Directors to facilitate possible future acquisitions; and

5.  allowing the Company to provide stock-related employee benefits

As of the date of the Information Statement, the Company's primary source of financing has been private sales of Common Stock or other equity securities, as well as debt securities convertible into Common Stock. To facilitate additional similar financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation. As of the date of this Information Statement, the Company had not entered into any definitive agreements or arrangements relating to the issuance of additional shares of the Company's common stock.

The Board of Directors believes that the increase in the Company's authorized capital is necessary both to meet the Company's present commitments, and to facilitate additional future financing transactions should they become necessary.

For these reasons, the Company's Board of Directors has sought shareholder approval of the proposed amendment to increase the Company's authorized capital.

Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who previously paid a higher consideration per share for their stock. Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

                                 ITEM 2

                      TWO FOR ONE FORWARD STOCK SPLIT

The Board of Directors of the Company has adopted a resolution to forward split the Company's shares two for one, which will result in the issuance of two (2) new shares ("New Shares") for each one (1) old share ("Old Shares") of the Company's common stock held as of ______________, 2007 (the Split "Record Date"). The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the forward stock split. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the forward stock split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Board has determined that share liquidity would be enhanced by having additional shares held by the Company's shareholders. The procedure for shareholders of the Company as of ______________, 2007, the Split Record Date, to obtain New Shares in exchange for Old Shares pursuant to the Stock Split is set forth below under the heading "Effective Date."

                                ITEM 3

                AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from "Eaton Laboratories" to "Hydrogen Hybrid Technologies, Inc.". The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the Corporate Name Change. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Corporate Name Change has been approved because the new name represents the Company's new business focus. Eaton commenced business in February, 2000 in order to develop generic pharmaceutical products. On March 30, 2007, the Company entered into an Acquisition and Plan of Merger Agreement with Hydrogen Hybrid Technologies, Inc., a private Canadian company. (See Current Report filed with the Commission, dated March 30, 2007.) Pursuant to the Acquisition and Plan of Merger, Hydrogen Hybrid Technologies, Inc. took control of the Company. Hydrogen Hybrid Technologies is engaged in the business of selling and distributing of on-board hydrogen generating and injections systems for the Original Equipment Manufacturer, car and light truck markets globally.

As a result of this change of direction, the Company's business focus now deals with distributing of on-board hydrogen generating and injections systems. The adoption of "Hydrogen Hybrid Technologies, Inc." as the new name more clearly and accurately describes the Company's business focus. With the name "Eaton Laboratories", there is no clear relationship to the Company's current business activities. The name "Hydrogen Hybrid Technologies, Inc." should allow the Company to develop a clearer and more recognizable identity in the marketplace.


Effective Date
--------------

Certificates for the Company's common stock that recite the name "Eaton Laboratories" will continue to represent shares in the Company after the Corporate Name Change has become effective. If, however, a stockholder wishes to acquire a certificate reciting the name "Hydrogen Hybrid Technologies, Inc." after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering their certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. The new certificate will reflect the name change and two-for-one forward stock split.

     The Company's transfer agent is:

                   Empire Stock Transfer Inc.
                2470 St. Rose Parkway, Suite 304
                     Henderson, Nevada 89074
                      Tel:  (702) 818-5898
                      Fax:  (702) 974-1444


No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Eaton. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Eaton shares, unless the transaction is approved by Eaton's Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Eaton.

Conclusion
----------

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information
Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                   For the Board of Directors of
Date:  May ___, 2007               Eaton Laboratories, Inc.


                                   By:  /s/ Ira Lyons
                                    ----------------------------------
                                             Ira Lyons
                                             President and Director

Exhibit "A"


                                  PROPOSED
                         CERTIFICATE OF AMENDMENT
                                   OF THE
                         ARTICLES OF INCORPORATION
                                     OF
                         EATON LABORATORIES, INC.

(Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         We the undersigned do hereby certify that:

         1. Eaton Laboratories (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on February 2, 2000 (filed #C2858-00).

         2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE I and ARTICLE IV and replacing it in its entirety with the following amendments:

          ARTICLE I:  The name of the corporation shall be:

                        Hydrogen Hybrid Technologies, Inc.

          ARTICLE IV: Capital Stock:

"Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 180,000,000 shares of Common Stock having a $0.001 par value, and 20,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

         3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

         4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 60,373,750; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         5. The number of shares voted for such amendments was 55,500,000 (92%) and the number voted against such amendment was 0 (0%).

         The undersigned has signed these Articles on May ____, 2007.


                                     /s/
                                     ---------------------------
                                     By: Ira Lyons
                                     Title: President and Director